UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 20, 2010

(date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 20, 2010 Vascular Solutions, Inc. (“Company”) completed the acquisition from Radius Medical Technologies, Inc. and Radius Medical, LLC (collectively, “Radius”) of the assets related to Radius’s snare and retrieval product line, including the MICRO Elite™, EXPRO Elite™, QUATTRO Elite™, and SYMPRO Elite™ snare products, as well as the Oracle™ retrieval system.  The aggregate acquisition price was $6.5 million, consisting of $5.0 million paid in cash at the closing and $1.5 million (the “Holdback Amount”) to be paid in cash upon successful completion of the transfer of the manufacturing process to the Company, which is expected to be complete within six months.  The Holdback Amount is subject to adjustment based on final inventory values to be determined after transition of the manufacturing process.  In addition, Radius will be entitled to receive a cash earn-out payment following each of calendar years 2011, 2012 and 2013, in each case in an amount equal to 25% of net sales of the acquired products for that calendar year in excess of a target amount.  The target amount is $2.0 million, $2.5 million, and $3.0 million for calendar years 2011, 2012 and 2013, respectively.

In connection with the acquisition, the Company entered into an asset purchase agreement with Radius dated October 20, 2010 for the acquisition of the assets relating to Radius’s snare and retrieval business, including inventory, equipment, customer lists, and the intellectual property associated with the business.  The agreement contains representations, warranties, covenants, conditions and indemnification obligations of the parties customary for transactions of this size and type.  In addition, the Company entered into a short term supply agreement with Radius on October 20, 2010 for the manufacture of up to a certain quantity of product during the transition of the manufacturing process to the Company.   The Company plans to file the asset purchase agreement as an exhibit to its Form 10-Q for the quarter ending September 30, 2010.

The Company and Radius Medical, LLC are also parties to an agreement entered into in 2008, under which the Company distributes Radius Medical, LLC’s Micro Elite™ and Expro Elite™ snares in the United States.

Item 9.01.  Financial Statements and Exhibits

(d)

99.1	Press Release dated October 20, 2010 of Vascular Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: October 20, 2010	By	s/ James Hennen
James Hennen
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 20, 2010 of Vascular Solutions, Inc.